UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The information required by Item 5.02(e) is incorporated herein by reference to Item 5.07 of this current report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2021, the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Cocrystal Pharma, Inc. (the “Company”) was held. At the 2021 Annual Meeting, the Company’s stockholders voted on (i) the election of five members of the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1); (ii) ratification of the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2); (iii) approval of an amendment to the Certificate of Incorporation of the Company to increase the number of shares of common stock the Company is authorized to issue from 100,000,000 shares to 150,000,000 shares; (iv) approval of an amendment to the Cocrystal Pharma, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of common stock authorized for issuance under the 2015 Plan from 5,000,000 to 10,000,000 shares; (v) approval on a non-binding advisory basis of the compensation of the Company’s named executive officers; (vi) approval on a non-binding advisory basis the frequency with which the stockholders shall vote to approve executive compensation; and (vii) approval of an adjournment of the 2021 Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the 2021 Annual Meeting, all as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2021.

Set forth below are the voting results on each matter submitted to the stockholders at the 2021 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following five individuals as directors to hold office until the next annual meeting of stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Phillip Frost	18,940,431	15,127,413	14,538,824
Mr. Roger Kornberg	19,900,491	14,167,353	14,538,824
Mr. Steven Rubin	28,022,817	6,045,027	14,538,824
Dr. Anthony Japour	28,248,649	5,819,195	14,538,824
Mr. Richard C. Pfenniger, Jr.	19,751,289	14,316,555	14,538,824

Proposal 2. The Company’s stockholders voted to ratify the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions
38,767,539	9,330,117	509,012

Proposal 3. The Company’s stockholders voted to approve an amendment to the Certificate of Incorporation of the Company to increase the number of shares of common stock the Company is authorized to issue from 100,000,000 shares to 150,000,000 shares.

Votes For	Votes Against	Abstentions
39,746,113	8,574,793	285,762

Proposal 4. The Company’s stockholders voted to approve an amendment to the 2015 Plan to increase the number of shares of common stock authorized for issuance under the 2015 Plan from 5,000,000 to 10,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,413,984	10,315,529	338,331	14,538,824

Proposal 5. The Company’s stockholders voted to approve on a non-binding advisory basis of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,405,137	12,110,685	552,022	14,538,824

Proposal 6. The Company’s stockholders voted to approve on a non-binding advisory basis the frequency with which the stockholders shall vote to approve executive compensation.

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions
13,425,553	1,051,428	10,703,179	8,887,684

As there were sufficient votes to approve proposals 1 through 6, proposal 7 was moot.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: June 21, 2021	By:	/s/ James Martin
	Name:	James Martin
	Title:	Co-Interim Chief Executive Officer and Chief Financial Officer